TELVUE CORPORATION

		16000 HORIZON WAY, SUITE 500

		    MT. LAUREL, NJ  08054
		 	 (609) 273-8888


		ANNUAL MEETING OF STOCKHOLDERS
		     BE HELD AT 10:00 A.M.,
			   June 17, 1999



TO THE STOCKHOLDERS OF TELVUE CORPORATION:

	NOTICE IS HEREBY GIVEN THAT the Annual Meeting of the Stockholders of TelVue Corporation, a Delaware corporation (the "Company"), will be held at the executive offices of the Company located at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054 on June 17, 1999 at 10:00 A.M. for consideration of and action upon the following matters:


	I. Election of five (5) directors to hold office for the ensuing year and until their successors have been duly elected and qualified; and


	II. Consider and act upon a proposal to adopt the Company's 1999 Stock Option Plan; and


	III.	Such other matters as may properly come before the Annual
Meeting The Board of Directors has fixed the close of business on May 20, 1999, as the record date for determination of holders of Common Stock of the Company entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A list of stockholders and their stockholdings as of such record date will be available to all stockholders at the time and place of this meeting.

THE ACCOMPANYING FORM OF PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

STOCKHOLDERS (WHETHER THEY OWN ONE OR MANY SHARES AND WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO VOTE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE (a) BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING, (b) BY DELIVERING A DULY EXECUTED PROXY BEARING A LATER DATE, OR (c) BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.



                                      BY ORDER OF THE BOARD OF DIRECTORS:



                                          Irene A. DeZwaan, Secretary

May 21, 1999

                          TELVUE CORPORATION

                     16000 HORIZON WAY, SUITE 500

                        MT. LAUREL, NJ  08054

                           (609) 273-8888

                          DATED May 21, 1999


                           PROXY STATEMENT

	This Proxy Statement is furnished with the attached Notice of Annual Meeting and with accompanying proxy on or about May 21, 1999, to each stockholder of record of TelVue Corporation (the "Company") at the close of business on May 20, 1999 ("Record Date"), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Stockholders of the Company to be held on June 17, 1999 at 10:00 A.M. at the executive offices of the Company, 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey 08054, and at any adjournment or adjournments thereof for the purposes stated below. The form of Proxy is enclosed.

			REVOCABILITY OF PROXY

	Subject to the conditions set forth elsewhere in this Proxy Statement, the shares represented by each executed Proxy will be voted at the Annual Meeting in accordance with the instructions given. If no instruction is given on the Proxy, the Proxy will be voted FOR the Board's nominees for director, FOR the adoption of the Company's 1999 Stock Option Plan, and FOR any other matter properly presented for a vote at the meeting.

	Any Proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

			DISSENTER'S RIGHT OF APPRAISAL

	The matters submitted to the stockholders for their approval will not give rise to dissenter's appraisal rights under Delaware law.

			PERSONS MAKING THE SOLICITATION

	The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. In addition to mailing the proxy materials, solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company, none of whom will receive any additional compensation in connection with such solicitation. The expense of the solicitation of the Proxies for the Annual Meeting will be borne by the Company. The Company will request banks, brokers and other nominees to forward proxy materials to beneficial owners of stock held by them and will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses in doing so.

		VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

	Only stockholders of record as of the close of business on the Record Date will be entitled to vote on all matters presented for vote at the Annual Meeting. At the close of business on the Record Date, the total number of shares of the Company's Common Stock outstanding was 24,194,500 shares. Each share of Common Stock will be entitled to either one vote per share or ten votes per share on all business to come before the Annual Meeting, as described below. In addition, on the Record Date there also were 3,518,694 shares of the Company's Preferred Stock outstanding. The Preferred Stock does not have any voting rights until it is converted into Common Stock. The Preferred Stock is convertible at any time at the election of the holder into Common Stock at 6.667 shares of Common Stock for each share of Preferred Stock. At the Record Date, no shares of Preferred Stock had been converted into shares of Common Stock.

	Article 17(f) of the Certificate of Incorporation provides that any shares of Common Stock not owned beneficially for two years or not received in the course of the original spin-off of the Company from Science Dynamics Corporation, cannot be voted at their full voting power of ten votes per share unless the Board shall determine that the same were acquired neither for purposes adverse to the best interests of stockholders nor for purposes of disrupting the normal course of operations of the Company. Stockholders wishing to have the holding period waived may make written application to the Board of Directors by sending their request at any time prior to the Annual Meeting to the Secretary of the Company at TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

	The following table sets forth, as of the Record Date, certain information with respect to each person who was known to the Company to be a beneficial owner of more than five percent (5%) of the Company's Common Stock.

  NAME AND ADDRESS             AMOUNT AND NATURE OF          PERCENT
 OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP        OF CLASS (1)

H.F. (Gerry) Lenfest             67,931,746 (2)               87.6%
c/o The Lenfest Group
200 Cresson Boulevard
P.O. Box 989
Oaks, PA 19456-0989
Chairman of the Board and Director

	(1)	As of the Record Date, 24,194,500 shares of Common Stock were outstanding.

	(2)	Includes 23,459,133 shares of Common Stock issuable upon
conversion of Preferred Stock owned by Mr. Lenfest. Includes Warrants to acquire up to 29,915,160 additional shares of Common Stock. Does not include accrued but unpaid interest on the subordinated $500,000 Note which may be converted into shares of Preferred Stock. Also does not include accrued interest, as of March 31, 1999, on the National Equipment Loan made to the Company or accrued dividends on the shares of Preferred Stock owned by Mr. Lenfest, either of which the Company may elect to pay in shares of Preferred Stock.

SECURITY OWNERSHIP OF MANAGEMENT

	The following table sets forth, as of the Record Date, certain information with respect to the Common Stock beneficially owned by the directors and executive officers of the Company and by all directors and executive officers as a group. The address of all directors and executive officers is c/o TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, NJ 08054.

   NAME AND ADDRESS            AMOUNT AND NATURE OF      PERCENT
 OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP    OF CLASS (1)


H.F. (Gerry) Lenfest
c/o The Lenfest Group            67,931,746 (2)          87.6%
200 Cresson Boulevard
P.O. Box 989
Oaks, PA 19456-0989
Chairman of the Board and Director

Frank J. Carcione
Chief Executive Officer,
President and Director              125,000                *

Joseph M. Murphy
Executive Vice President            190,000 (3)            *
Sales and Operations and Director

Donald L. Heller
Director                             15,000                *

Joseph DiJulio
Director                              5,000                *

All Directors and Officers as
a Group (7 Persons)              68,446,546 (2)(3)(4)     88.2%

*	Less than 1%

	(1)	As of the Record Date, 24,194,500 shares of Common Stock were outstanding.

	(2)	Includes 23,459,133 shares of Common Stock issuable upon
conversion of Preferred Stock owned by Mr. Lenfest. Includes Warrants to acquire up to 29,915,160 additional shares of Common Stock. Does not include accrued but unpaid interest on the subordinated $500,000 Note which may be converted into shares of Preferred Stock. Also does not include accrued interest, as of March 31, 1999, on the National Equipment Loan made to the Company or accrued dividends on the shares of Preferred Stock owned by Mr. Lenfest, either of which the Company may elect to pay in shares of Preferred Stock.

	(3) Includes 15,000 shares issuable to Joseph Murphy upon exercise of currently exercisable stock options held by Mr. Murphy.

	(4) 	 Includes 3,000 shares issuable to Randy Gilson upon exercise of currently exercisable stock options held by Mr. Gilson.

PROPOSAL 1
                           ELECTION OF DIRECTORS

	Five (5) directors will be elected to hold office subject to the provisions of the Company's by-laws until the next Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. The vote of a majority of the votes entitled to be cast by stockholders present in person or by proxy, is required to elect members of the Board of Directors. The following table sets forth the name, age, position with the Company and respective director service dates of each person who has been nominated to be a director of the Company:

NAME                      AGE       POSITION(S)            DIRECTOR
                                    WITH THE COMPANY        SINCE

H. F. (Gerry) Lenfest     69        Chairman and            1989
                                    Director

Frank J. Carcione         58        President, Chief        1990
                                    Executive
                                    Officer, and Director

Joseph M. Murphy          45        Vice President of       1997
                                    Sales and Operations
                                    and Director

H. Chase Lenfest          35        Director Nominee

Brook J. Lenfest          30        Director Nominee

	The Board of Directors has unanimously recommended the slate of nominees for election as directors at the Annual Meeting. The Board of Directors recommends that the stockholders vote FOR the election of the entire slate of nominees.

PRINCIPAL OCCUPATION OF THE DIRECTOR NOMINEES

	H. F. Lenfest has been a director of the Company since 1989. He is the President, CEO and a director of Lenfest Communications, Inc. and each of its subsidiaries (the "Lenfest Group"). The Lenfest Group of companies are engaged in operating cable television systems, providing cable advertising and programming. Mr. Lenfest's principal occupation since
1974 has been President and CEO of Lenfest Communications, Inc. and The Lenfest Group of companies.

	Frank J. Carcione has been a director of the Company since 1990. He became the Executive Vice President in May 1990, and was elected President and Chief Executive Officer in May 1991. From August 1989 to May 1990, he held the position of Vice President (marketing, sales, pay-per-view and franchise relations) with Garden State Cablevision, L.P., a New Jersey cable television operator and an affiliate of The Lenfest Group of companies. From November 1980 until August 1989, he held the same position with New York Times Cable TV, the predecessor to Garden State Cablevision, L.P.

	Joseph M. Murphy has been a director of the Company since 1997. He is the Executive Vice President of Sales and Operations of the Company.
Mr. Murphy was appointed to this position in September 1994. Prior to this appointment, Mr. Murphy had been Vice President of Sales since joining the Company in 1986.

	H. Chase Lenfest has been the Vice President of Local Sales of Lenfest Advertising, Inc., a subsidiary of Lenfest Communications, Inc., since December 1998. Prior to assuming his current position, Mr. Chase Lenfest was the Director of Local Sales. From January 1996 through January 1997, he was the Regional Photo Classified Manager of Lenfest Programming Services, Inc., a subsidiary of Lenfest Communications, Inc. From February 1994 through January 1996, he was employed by the Company as a Special Projects Manager. From March 1988 until January 1994, he was a stockbroker with Wheat First Butcher & Singer. He is the son of H.F. Lenfest and a Director of Lenfest Communications, Inc.

	Brook J. Lenfest has been the Vice President-Business Development for Suburban Cable TV Company, Inc., a subsidiary of Lenfest Communications, Inc. since May 1997. Mr. Brook Lenfest was a Vice President and Director of Operations for Starnet, Inc., a subsidiary of Lenfest Communications, Inc., and was an officer of Starnet Inc. from
January 1995.   He was Vice President-Business Development, Director of
Communication and Product Manager for Starnet, Inc. from January 1994 to 1995. From 1993 to 1994 he was a Marketing Manager for South Jersey Cablevision (now Lenfest Atlantic, Inc.), a subsidiary of Lenfest Communications, Inc. Prior to 1993, he held various positions at Garden State Cablevision. He is the son of H.F. Lenfest and a Director of Lenfest Communications, Inc.

CERTAIN LEGAL PROCEEDINGS

	In April 1996, a former employee filed suit against the Company and its majority stockholder, James T. Shelley vs. TelVue Corporation and H.F. Lenfest, with the Superior Court of Burlington County, New Jersey, Civil Action Number 01368-96 (the "Shelley Case"). The complaint alleged breach of contract, breach of implied covenant of good faith and fair dealing detrimental reliance and unjust enrichment. The lawsuit sought compensation and compensatory damages. Although the Company believed the employee's claims were without merit, the Company settled the lawsuit in June 1998, after considering the amount the Company's insurance carrier was willing to reimburse the Company versus the legal fees that would be incurred if the case went to trial. The Company recorded $33,430 in litigation settlement expense, net of proceeds received from the Company's insurance carrier for the year ended December 31, 1998.

	The Company has received notice from a cable operating company customer asserting its right to be indemnified against claims of patent infringement made to the cable operator by a third party. The third party has alleged to the cable operator that portions of the cable operator's pay-per-view operations infringe one or more patents held by such party. No notice of alleged infringement has been received by the Company from such third party. The Company has retained independent patent counsel to review the terms and the alleged infringement. The Company is unable at this time to determine if it has liability under the indemnity provisions of the contracts with the cable operator or the amount of such liability if it exists.

	On December 6, 1995, the Securities and Exchange Commission (the "SEC")sued H.F. Lenfest and his wife, in the United States District Court for the Eastern District of Pennsylvania. The SEC alleged that, in October 1993, Mr. Lenfest, while in possession of non-public information, recommended to one of his sons that he purchase Tele-Communications, Inc. ("TCI") stock and that his wife traded in TCI stock in October 1993 on the basis of information she misappropriated from her husband. During October 1998, the case was dismissed by the trial judge.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

 	The Board of Directors held two meetings during the year ended December 31, 1998, and acted by unanimous consent on several other occasions during 1998. The Company has no nominating or compensation committees. The Audit committee and Stock Option committee consists of Donald Heller. No meetings of either committee were held during 1998.
Mr. Carcione and Mr. Murphy attended 100% of the Board meetings.   Mr.
Lenfest, Mr. Heller and Mr. DiJulio attended 50% of the Board meetings.

	The employee directors of the Company receive no compensation. Non-employee directors (other than Mr. Lenfest) receive $500 paid in shares of common stock of the Company for each meeting of the Board attended. The shares are priced at the higher of $.05/share or the ask price on the date of grant. During 1998, Messers Heller and DiJulio were entitled to receive 5,000 shares of common stock each.

EXECUTIVE COMPENSATION
                              SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL          ANNUAL    ANNUAL    RESTRICTED    ALL OTHER
POSITION             YEAR   SALARY  COMMISSIONS   STOCK       ANNUAL
                                                  AWARDS    COMPENSATION

Frank J. Carcione    1998  $135,000   	-       $9,219 (2)    $3,375 (1)
President and        1997   124,950     -          -           3,124 (1)
Chief Executive      1996   119,000     -          -           2,761 (1)
Officer

Joseph Murphy        1998   $93,767  $21,448    $7,375 (3)    $2,344 (1)
Executive Vice       1997    89,302   44,155       -           2,233 (1)
President of Sales   1996    85,362   53,710       -           2,134 (1)
and Operations

(1) Company funded contributions to the Company's Simplified Pension Plan
(SEP).

(2) Includes 125,000 shares of common stock awarded to Frank J. Carcione at a value of $.07375 per share.

(3) Includes 100,000 shares of common stock awarded to Joseph Murphy at a value of $.07375 per share.

	AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

                                          NUMBER OF            VALUE OF
                     SHARES              UNEXERCISED         UNEXERCISED
                  ACQUIRED ON   VALUE      OPTIONS           IN-THE-MONEY
   NAME             EXERCISE   REALIZED  EXERCISABLE/         OPTIONS
                                         UNEXERCISABLE       EXERCISABLE/
                                                             UNEXERCISABLE

Frank J. Carcione
President and Chief   -            -           -                  -
Executive Officer

Joseph M. Murphy
Executive Vice        -            -	   15,000            $ 1,725 (1)
President of Sales
and Operations

(1) Values calculated based upon the average of the bid and ask price on December 31, 1998.

Certain Relationships and Related Transactions

	Since November 2, 1989, the Company has funded its expansion and operating deficit from the $2,500,000 of proceeds from the sale of shares of the Company's Common Stock and Preferred Stock to Mr. Lenfest and from borrowings from Mr. Lenfest. From November 1989 to February 1996, the Company borrowed an aggregate of $6,128,712 from Mr. Lenfest. The interest rates on the loans range from a floating rate based on the prime rate of PNC Bank to a fixed rate of 12%. Interest on one of the loans in the principal amount of $1,471,272 as of the Record Date, is payable quarterly and, at the option of the Company may be paid by the delivery of shares of the Company's Preferred Stock at the rate of one share of Preferred Stock for each one dollar of accrued interest. Interest due on this loan prior to 1998, in the amount of $473,682 has been paid with 473,682 shares of Preferred Stock. No Preferred Stock has been issued for 1998 accrued interest. In addition, during January 1995, Mr. Lenfest purchased from Science Dynamics Corporation (the Company's former parent) the Company's non-interest bearing note in the amount of $541,000.

	Effective as of March 31, 1999, the Company obtained from Mr. Lenfest a written agreement stating he will not demand a lump-sum repayment of his loans or accrued interest on the loans through January 1, 2001. During 1998, the Company made monthly principal payments of $150,000 to Mr. Lenfest and, at management's discretion, made monthly principal payments in excess of $150,000 when the Company had cash not needed to fund operations. In addition, at the direction of the Board, without the participation of Mr. Lenfest, effective January 1, 1998, the Company began accruing interest on all unpaid interest on all outstanding loan balances due to Mr. Lenfest. During 1998, the Company made principal payments of $1,900,000 to Mr. Lenfest. Beginning January 1, 1999, the Company voluntarily began to pay current monthly interest payments to Mr. Lenfest from the $150,000 payment. The balance of the payment is applied to loan principal. The aggregate outstanding loan balance due to Mr. Lenfest as of the Record Date is $2,082,940 in loan principal and $2,564,424 in accrued interest.

	At December 31, 1998, the Company was indebted to Mr. Lenfest in the principal amount of $2,419,712. Other related transactions are described in Notes 4, 6 and 9 of the financial statements of the Company in the 1998 Annual Report.

                 STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

	Proposals of stockholders intended to be presented for inclusion in the proxy statement and form of proxy related to the 2000 Annual Meeting must be received at the Company's executive offices at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054 no later than January 16, 2000.

                                    PROPOSAL 2
                       ADOPTION OF THE 1999 STOCK OPTION PLAN

	Subject to stockholder approval as described in this Proxy Statement, the Board of Directors has approved a proposal to adopt the 1999 Stock Option Plan (the "1999 Plan").

DESCRIPTION OF THE 1999 PLAN

	The purpose of the 1999 Plan is to promote the overall financial objectives of the Company and its stockholders by motivating officers and other employees selected to participate in the 1999 Plan (the "Participants") to achieve long-term growth of the Company and by retaining the association of those individuals who are instrumental in achieving this growth through the acquisition and ownership of the Company's Common Stock. As of March 31, 1999, approximately 17 officers and employees were eligible to participate in the Plan.

	Under the 1999 Plan, the Company may grant incentive stock options ("ISOs") and stock options that do not qualify as ISOs (non-qualified stock options or "NQSOs"). The Company has reserved 10,000,000 shares of its Common Stock for issuance pursuant to the exercise of options granted under the 1999 Plan (the "Option Shares"). If any outstanding option granted under the 1999 Plan expires, lapses or is terminated for any reason, the Option Shares allocable to the unexercised portion of such option may again be the subject of an option granted pursuant to the 1999 Plan. As of March 31, 1999, the market value of the securities reserved for issuance under the 1999 Plan was approximately $769,000. No options have been granted under the 1999 Plan as of the date of this Proxy Statement.

	The 1999 Plan will be administrated by either the Board of Directors of the Company or a committee (the "Committee") as appointed from time to time by the Board of Directors of the Company composed of two or more non-employee directors. The Committee shall from time to time at its discretion grant options under the 1999 Plan and shall have plenary authority to determine who are the Participants, when the options will be granted, the number of Option Shares to be covered by such grants and the price and other terms thereof. The interpretation and construction by the Committee of any provision of the 1999 Plan or of any benefit granted under it shall be final, binding and conclusive.

	In the case of an ISO, the per share option price shall be not less than 100% of the "Fair Market Value" of a share of Common Stock on the grant date. In the case of a NQSO, the per share option price shall be not less than 50% of the Fair Market Value of a share of Common Stock on the grant date. If the Common Stock is listed on a national securities exchange or quoted on The NASDAQ Stock Market ("NASDAQ"), the Fair Market Value is the closing price of the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by NASDAQ, as the case may be. If the Common Stock is not listed on a national securities exchange or quoted on NASDAQ, the Fair Market Value will be as determined by the Committee in good faith. If an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code"), shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then the option price shall be not less than 110% of the Fair Market Value of an Option Share on the grant date.

	At the time of exercise, a Participant must either pay the Company the full purchase price of the Option Shares in cash, bank check payable to the order of the Company or such other mode of payment as the Committee may approve.

	No ISO granted under the 1999 Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an ISO is granted, such option may be exercised only by such person. No NQSO granted under the 1999 Plan may be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

	Options granted under the 1999 Plan may not have exercise periods exceeding ten years from the date of grant, subject to sooner expiration upon the occurrence of certain events set forth in the 1999 Plan which are generally applicable to all options granted under the 1999 Plan. With respect to an ISO granted to a 10% stockholder of the Company, such option will terminate no later than five years from the date of grant.

	The 1999 Plan shall commence on the date of approval by the Board of Directors but shall terminate unless the 1999 Plan is approved by the stockholders within 12 months of such date. No options may be granted under the 1999 Plan ten years after the effective date or such earlier date as the Board of Directors or the Committee may determine. After termination of the 1999 Plan, no grants may be effected; however, previously made grants will remain outstanding in accordance with their terms and conditions and the terms and conditions of the 1999 Plan.

	The 1999 Plan may be amended by the Board of Directors of the Company or the Committee without approval by the stockholders of the Company, provided that no action will be taken without the approval of the stockholders to increase the maximum number of shares as to which options may be granted or change the eligibility of the Participants.

FEDERAL INCOME TAX CONSEQUENCES UNDER THE 1999 PLAN

	The following is a brief description to the federal tax consequences of stock options which may be granted under the 1999 Plan under present tax laws.

	ISOs

	There is no immediate federal income tax consequence to either the Participant or the Company upon the grant of an ISO. The Participant will not have to recognize any income upon the exercise of an ISO, and the Company will not be allowed any deduction, as long as the Participant (i) exercises the ISO while employed by the Company or within three months following the termination of his employment and (ii) does not dispose of the Option Shares within two years from the date the ISO was granted or within one year from the date the Option Shares were transferred to the Participant (the "Holding Period Requirement"). For this purpose, the renewal, extension or modification of the terms of an outstanding ISO will generally be treated as the grant of a new ISO. Upon a sale of the Option Shares after meeting the Holding Period Requirement, the Participant will recognize a long-term capital gain (or loss) measured by the excess (or deficit) of the amount realized from such sale over the option price of such Option Shares, but no deduction will be allowed to the Company.

	If a Participant disposes of Option Shares before the Holding Period Requirement is satisfied, the Participant will recognize ordinary income in the year of disposition, and the Company will be entitled to a corresponding deduction, in an amount equal to the lesser of (a) the excess of the fair market value of the Option Shares on the date of exercise over the option price of the Option Shares or (b) the excess of the amount realized from such disposition over the option price of the Option Shares. Where Option Shares are sold before the Holding Period Requirement is satisfied, the Participant will also recognize a capital gain to the extent that the amount realized from the disposition of the Option Shares exceeded the fair market value of the Option Shares on the date of exercise.

	For alternative minimum tax purposes, regardless of whether the Participant satisfies the Holding Period Requirement, the excess of the fair market value of the Option Shares on the exercise date over the option price will be treated as a positive adjustment to the Participant's alternative minimum taxable income for the year the ISO is exercised. If the Option Shares are disposed of in the year the ISO was exercised, however, the positive adjustment taken into account for alternative minimum tax purposes will not exceed the gain realized on such sale. Exercise of an ISO may thus result in liability for alternative minimum tax.

	NQSOs

	There is no federal income tax consequence to either the Participant or the Company upon the grant of a NQSO. Upon the exercise of a NQSO, the Participant will recognize ordinary compensation income in an amount equal to the excess of the Fair Market Value of each Option Share on the date of exercise over the option price, and the Company will be entitled to a federal income tax deduction of the same amount. A Participant's tax basis in Option Shares acquired upon exercise of a NQSO will equal the fair market value of such Option Shares on the date of exercise, and any subsequent gain or loss from the sale of such Option Shares will be a short-term or long-term capital gain or loss, depending upon the holding period of such Option Shares.

	The Board of Directors deems the above proposal to be in the best interests of the Company and recommends a vote "FOR" adoption of the 1999 Plan.

INDEPENDENT PUBLIC ACCOUNTANTS

	The accounting firm of Pressman Ciocca Smith LLP served as the Company's independent public accountants for the year ended December 31, 1998. A representative of Pressman Ciocca Smith LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions of stockholders.

OTHER INFORMATION

	A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE BY WRITING TO: PRESIDENT, TELVUE CORPORATION, 16000 HORIZON WAY, SUITE 500, MT. LAUREL, NEW JERSEY 08054.

 PROXY	TELVUE CORPORATION	PROXY
	This Proxy is Solicited on Behalf of the Board of Directors for Annual Meeting of Stockholders on June 17, 1999

	The undersigned hereby appoints Frank J. Carcione and Joseph M. Murphy proxy and attorney, with full power of substitution, to vote all the shares of the Common Stock of TelVue Corporation, a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at TelVue Corporation located at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054, on June 17, 1999 at 10:00 o'clock a.m., local time, and any adjournment thereof upon the following matters set forth in the notice of such meeting.

	This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.

1.  ELECTION OF DIRECTORS

	H.F. Lenfest, Frank J. Carcione, Joseph M. Murphy, H. Chase Lenfest, Brook J. Lenfest

____	FOR all nominees listed above (except as marked to the contrary
(below.)

____  WITHHOLD AUTHORITY to vote for nominees listed above
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

2.	ADOPTION OF THE 1999 STOCK OPTION PLAN

___	FOR


___	AGAINST


___	ABSTAIN


3.	IN THEIR DISCRETION, ON SUCH OTHER MATTERS INCIDENT TO THE SUBJECT

MATTER OF THE ANNUAL MEETING AND ANY ADJOURNMENT(S) THEREOF AND MATTERS INCIDENT TO THE CONDUCT OF SUCH MEETING.

	PLEASE SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE

	Each share of common stock is entitled to 10 votes; provided, however, that persons who have been the beneficial owner of shares of common stock for less than two years or who did not acquire such shares in the course of the spin-off of the Company from Science Dynamics Corporation are entitled to only one vote per share. As provided in the Certificate of Incorporation, the Board of Directors, on written application directed to the Secretary of the Company at any time prior to the special meeting, may waive such holding period requirements and provide that shares held by such stockholder shall have 10 votes per share. Stockholders wishing to have the holding period waived may make written application to the Board of Directors by sending their request at any time prior to the annual meeting to the Secretary of the Company at TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, NJ, 08054.

	Please sign your name exactly as it is shown on the left. Corporate Offices, executors, administrators, trustees, guardians and attorneys should give their full title. All joint tenants, tenants in common, and tenants by the entirety should sign.

                                Date:_________________________________, 1999
                                ____________________________________________
                                ____________________________________________
                                              Signature(s) of stockholder(s)

APPENDIX A





                                TELVUE CORPORATION

                              1999 STOCK OPTION PLAN



                                     ARTICLE I

                                   ESTABLISHMENT



	1.1	PURPOSE.  The TelVue Corporation 1999 Stock Option Plan (the
"Plan") is hereby established by TelVue Corporation (the "Company"). The purpose of the Plan is to promote the overall financial objectives of the Company and its stockholders by motivating those persons selected to participate in the Plan to achieve long-term growth of the Company and by retaining the association of those individuals who are instrumental in achieving this growth. The Plan provides additional incentives to officers and other employees of the Company or its Affiliates, as defined herein, to enter into or remain in the service or employ of the Company or its Affiliates and to devote themselves to the Company's success by granting such individuals an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights (the "Options") to acquire the Company's Common Stock, par value $.01 per share (the "Common Stock").


                                     ARTICLE II
                                STOCK SUBJECT TO PLAN

	2.1	AGGREGATE MAXIMUM NUMBER.  The aggregate maximum number of
shares of the Common Stock for which Options may be granted under the Plan is 10,000,000 shares (the "Option Shares"), which number is subject to adjustment as provided in Section 6.6. Option Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If any outstanding Option granted under the Plan expires, lapses or is terminated for any reason, the Option Shares allocable to the unexercised portion of such Option may again be the subject of an Option granted pursuant to the Plan.

                                    ARTICLE III
                                   TERM OF PLAN

	3.1	TERM OF PLAN.  The Plan shall commence on May 10, 1999, the
date of approval of the Plan by the Board of Directors of the Company ("Effective Date"), but shall terminate unless the Plan is approved by the stockholders of the Company within twelve months of such date, as set forth in Section 422(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code"). Any Options granted pursuant to the Plan prior to approval of the Plan by the stockholders of the Company shall be subject to such approval and, notwithstanding anything to the contrary herein or in any Option Document (as defined below), shall not be exercisable until such approval is obtained. No Option may be granted under the Plan on or after the date which is ten years after the Effective Date.

                                   ARTICLE IV
                                  ELIGIBILITY

	4.1	ELIGIBILITY.  Except as herein provided, the persons who shall be eligible to participate in the Plan and be granted awards of Options shall be those officers and other employees who shall be in a position, in the opinion of the Committee, as defined herein, to make contributions to the growth, management, protection and success of the Company and its Affiliates. Of those persons described in the preceding sentence, the Committee, may, from time to time, select persons to be granted Options and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the terms and conditions of the Option, the Committee may give consideration to the person's functions and responsibilities, the person's contributions to the Company and its Affiliates, the value of the individual's service to the Company and its Affiliates and such other factors deemed relevant by the Committee. The term "Affiliates" shall mean a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of section 424(e) or (f) of the Code.

                                  ARTICLE V
                                STOCK OPTIONS

	5.1	STOCK OPTIONS.  Options granted under the Plan may be either
ISOs, as defined herein, or NQSOs, as defined herein. Each Option granted under the Plan is intended to be an incentive stock option ("ISO") within the meaning of Section 422(b) of the Code for federal income tax purposes, except to the extent (i) such ISO grant would fail to meet the limitations and restrictions on ISOs set forth in subsections 5.2(a) and 5.2(b) below, or (iii) any Option is specifically designated at the time of grant (the "Grant Date") as not being an ISO (an Option which is not an ISO, and therefore is a non-qualified option, is referred to herein as an "NQSO"). Under the Plan, Options may be granted to Optionees at such times, in such amounts, and on such terms and conditions as determined by the Committee, in accordance with the terms of the Plan.

	5.2	TERMS AND CONDITIONS OF OPTIONS.  Options granted pursuant to the Plan shall be evidenced by written documents ("Option Documents") in such form as the Committee shall from time to time approve, subject to the following terms and conditions. Option Documents may also contain such other terms and conditions (including vesting schedules for the exercisability of Options) which the Committee shall from time to time provide which are not inconsistent with the terms of the Plan. Persons to whom Options are granted are hereinafter referred to as "Optionees."

		(a)	NUMBER OF OPTION SHARES.  Each Option Document shall
state the number of Option Shares to which it pertains. To the extent that the aggregate fair market value of Option Shares (determined as of the date each applicable ISO is granted) with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Company or its Affiliates) exceeds $100,000, the portion of such options in excess of $100,000 shall be treated as NQSOs in accordance with Section 422(d) of the Code.

		(b)	OPTION PRICE.  Each Option Document shall state the
price at which an Option Share may be purchased (the "Option Price"), which, in the case of an ISO shall be not less than 100% of the "Fair Market Value" of a share of the Common Stock on the Grant Date. In the case of a NQSO, the Option Price shall be not less than 50% of the Fair Market Value of a share of the Common Stock on the Grant Date. If the Common Stock is listed on a national securities exchange or quoted on The NASDAQ Stock Market ("NASDAQ"), the Fair Market Value is the closing price of the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by NASDAQ, as the case may be. If the Common Stock is not listed on a national securities exchange or quoted on NASDAQ, the Fair Market Value will be as determined by the Committee in good faith.
If an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then the Option Price shall be not less than One Hundred and Ten Percent (110%) of the Fair Market Value of an Option Share on the Grant Date.

		(c)	MEDIUM OF PAYMENT.  An Optionee shall pay for Options
Shares (i) in cash, (ii) by bank check payable to the order of the Company or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board.

		(d)	INITIAL EXERCISE.  The Committee shall determine the
time at which an Option may first be exercised.

		(e)	TERMINATION OF OPTIONS.  All Options shall expire at
such time as the Committee may determine and set forth in the Option Document, which date shall not be later than the last business date immediately preceding the tenth anniversary of the Grant Date of such Option (the "Expiration Date"). No Option may be exercised later than the Expiration Date. Notwithstanding the foregoing, no Option shall be exercisable after the first to occur of the following:

                        (i) In the case of an ISO, five years from the Grant Date if, on the Grant Date the Optionee owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company;

                        (ii) The date set by the Committee to be an accelerated Expiration Date after a finding by the Committee that a change in the financial accounting treatment for Options from that in effect on the date the Plan was adopted materially adversely affects or, in the determination of the Committee, may materially adversely affect in the foreseeable future, the Company, provided the Committee may take whatever other action, including acceleration of any exercise provisions, it deems necessary should it make the determination referred to hereinabove;

                        (iii) Expiration of three months (or such shorter period as the Committee may select and set forth in the Option Document) from the date the Optionee's employment or service with the Company or its Affiliates terminates for any reason other than (a) disability (within the meaning of section 22(e)(3) of the Code) or death, or (b) circumstances described by Subsection (e)(v), below;

                        (iv) In the event of a "Change in Control" (as defined in Subsection (f) below), the Committee can (A) accelerate the Expiration Date of any Option which has vested provided an Optionee who holds an Option is given written notice at least thirty (30) days before the date so fixed, (B) terminate any Option which has not then vested or (C) accelerate the vesting schedule of any Option;

                        (v) In the case of an Option granted under the Plan, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been discharged from employment with the Company or its Affiliates for Cause.
For purposes of this Section, "Cause" shall mean: (A) a breach by Optionee of his employment agreement with the Company, (B) a breach of Optionee's duty of loyalty to the Company, including without limitation any act of dishonesty, embezzlement or fraud with respect to the Company,
(C) the commission by Optionee of a felony, a crime involving moral turpitude or other act causing material harm to the Company's standing and reputation, (D) Optionee's continued failure to perform his duties to the Company or (E) unauthorized disclosure by Optionee of trade secrets or other confidential information belonging to the Company. In the event of a finding that the Optionee has been discharged for Cause, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Option Shares for which the Company has not yet delivered the share certificates upon refund of the Option Price; or

			(vi)	Expiration of one year from the date the
Optionee's employment with the Company or its Affiliates terminates by reason of the Optionee's disability (within the meaning of section 22(e)(3) of the Code) or death.

		(f)	CHANGE OF CONTROL.  In the event of a Change in
Control (as defined below), the Committee may take whatever action with respect to the Options outstanding under the Plan it deems necessary or desirable, including, without limitation, accelerating the Expiration Date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionee or terminate any Option which has not then vested. A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events:

                        (i) The date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated;

                        (ii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of all or substantially all of the assets of the Company;

                        (iii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Common Stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in substantially the same proportion as such holders' ownership of Common Stock immediately before the merger or consolidation; or

                        (iv) the date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities and
Exchange Act of 1934, as amended (the "Exchange Act")), other than (A) the Company or any of its Affiliates or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates or
(B) any person who, on the date the Plan is approved by the stockholders, shall have been the beneficial owner of at least twenty percent (20%) of the outstanding Common Stock, shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Common Stock.

		(g)	TRANSFERS.  No ISO granted under the Plan may be
transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an ISO is granted, such Option may be exercised only by such person. No NQSO under the Plan may be transferred, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

		(h)	OTHER PROVISIONS.  The Option Documents shall contain
such other provisions including, without limitation, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

		(i)	AMENDMENT.  The Committee shall have the right to
amend Option Documents issued to such Optionee, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under Subsection (f) above.

	5.3	EXERCISE.

		(a)	NOTICE.  No Option shall be deemed to have been
exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Option Shares to be purchased. Each such notice shall (i) specify the number of Option Shares to be purchased, and (ii) satisfy the securities law requirements set forth in this Section 5.3.

		(b)	RESTRICTED STOCK.  Each exercise notice shall (unless
the Option Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the "Securities Act")), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (i) such Option Shares are being purchased for investment and not for distribution or resale
(other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act); (ii) the Optionee has been advised and understands that (A) the Option Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Option Shares under the Securities Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Option Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the above, should the Company be advised by counsel that the issuance of Option Shares upon the exercise of an Option should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion that an appropriate exemption therefrom is available, (C) the listing or inclusion of the Option Shares on any securities exchange or in an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Option Shares, the Company may defer the exercise of any Option granted hereunder until either such event in A, B, C or D has occurred.

                (c)     NOTICE OF DISQUALIFYING DISPOSITION.   An Optionee
shall notify the Committee if any Option Shares received upon the exercise of an ISO are sold within one year of exercise or two years from the Grant Date.


                                  ARTICLE VI
                                ADMINISTRATION

	6.1	STOCK OPTION COMMITTEE.   The Plan shall be administered by
the Board of Directors of the Company, without participation by any director on any matter pertaining to him. The Board of Directors may appoint a Stock Option Committee composed of two or more non-employee directors (as the term "non-employee directors" is defined under Rule 16b-3(b)(3) of the Exchange Act) to operate and administer the Plan in its stead. The Stock Option Committee or the Board of Directors in its administrative capacity with respect to the Plan is referred to herein as the "Committee".

	6.2	MEETINGS.  The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

	6.3	DISCRETION OF COMMITTEE AND THE BOARD OF DIRECTORS.  The
Committee shall from time to time at its discretion grant Options pursuant to the terms of the Plan. The Committee shall have plenary authority to determine the Optionees to whom and the times at which Options shall be granted, the number of Option Shares to be covered by such grants and the price and other terms and conditions thereof, including a specification with respect to whether an Option is intended to be an ISO, subject, however, to the express provisions of the Plan and compliance with Rule 16b-3(d) under the Exchange Act. In making such determinations the Committee may take into account the nature of the Optionee's services and responsibilities, the Optionee's present and potential contribution to the Company's or its Affiliates success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provision of the Plan or of any benefit granted under it shall be final, binding and conclusive.

	6.4	NO LIABILITY.  No member of the Board of Directors or the
Committee shall be personally liable for any action or determination with respect to the Plan or any benefit thereunder, or for any act or omission of any other member of the Board of Directors or the Committee, including but not limited to the exercise of any power and discretion given to him under the Plan, except those resulting from (i) any breach of such person's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or (iii) any transaction from which such person derived an improper personal benefit.

	6.5	INDEMNIFICATION.  In addition to such other rights of
indemnification as he may have as a member of the Board of Directors or the Committee, and with respect to the administration of the Plan and the granting of Options hereunder, each member of the Board of Directors and of the Committee shall be entitled to be indemnified by the Company to the fullest extent permitted by applicable law, for all expenses (including but not limited to reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement reasonably incurred by him in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Benefits hereunder (each a "Proceeding") in which he may be involved by reason of his being or having been a member of the Board of Directors or the Committee, whether or not he continues to be such member of the Board of Directors or the Committee at the time of the incurring of such expenses; provided however, that such indemnity shall not include any expenses incurred by such member of the Board of Directors or Committee in respect of any matter in which any settlement is effected in an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or accessible by any such member of the Committee unless within ten (10) days after institution of any such action, suit or proceeding he shall have offered the Company in writing the opportunity to handle and defend such action, suit or proceeding at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board of Directors or the Committee and shall be in addition to all other rights to which such member of the Board of Directors or the Committee would be entitled to as a matter of law, contract or otherwise. Expenses (including attorneys' fees) incurred by a member of the Board of Directors or the Committee in defending any Proceeding may be paid by the Company in advance of the final disposition of such Proceeding upon receipt of an undertaking by or such person to repay all amounts advanced if it should be ultimately be determined that such person is not entitled to be indemnified under this Article or otherwise, except that no such advance payment will be required if it is determined by the Board of Directors that there is a substantial probability that such person will not be able to repay the advance payments.

	6.6	ADJUSTMENTS ON CHANGES IN COMMON STOCK.  The aggregate number of shares of Common Stock as to which Options may be granted under the Plan, the number of Option Shares covered by each outstanding Option and the Option Price per Option Share specified in each outstanding Option shall be appropriately adjusted in the event of a stock dividend, stock split or other increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of the Common Stock or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) effected without receipt of consideration by the Company. The Committee shall have the authority to determine the adjustments to be made under this Section and any such determination by the Committee shall be final, binding and conclusive, provided that no adjustment shall be made which will cause an ISO to lose its status as such.

                                 ARTICLE VII
                                MISCELLANEOUS

	7.1	AMENDMENT OF THE PLAN.  The Committee may terminate, suspend, amend or otherwise modify the Plan from time to time in such manner as it may deem advisable. Notwithstanding the foregoing, any amendment to the Plan which would change the eligibility of employees or the class of employees eligible to receive an Option or increase the maximum number of Option Shares as to which Options may be granted, will only be effective if such action is approved by the holders of common stock of the Company having a majority of the vote.

	7.2	CONTINUED EMPLOYMENT.  The grant of an Option pursuant to the
Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company to continue the employment of the Optionee with the Company or any of its Affiliates.

	7.3	WITHHOLDING OF TAXES.  Whenever the Company proposes or is
required to issue or transfer Option Shares, the Company shall have the right to (a) require the recipient or transferee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Option Shares, or (b) take whatever action it deems necessary to protect its interests, including withholding a portion of such Option Shares.